Exhibit 99.1  Capital City Bank Group, Inc.'s Press Release, dated
              January 26, 2006



[CCBG LOGO]
Corporate Headquarters
217 North Monroe Street                                          News Release
Tallahassee, FL 32301                  For Immediate Release January 26, 2006

-----------------------------------------------------------------------------

                                                     For Information Contact:
                                                           J. Kimbrough Davis
                         Executive Vice President and Chief Financial Officer
                                                                 850.671.0610


                           Capital City Bank Group, Inc.
                   Reports 2005 Earnings of $1.66 per Diluted Share, Up 11.9% from 2004 (Before one-time gain)(1)

TALLAHASSEE, Fla.-

HIGHLIGHTS

* 2005 earnings of $30.3 million, or $1.66 per diluted share, increases of 20.4% and 11.9%, respectively, over 2004 core earnings (excluding the one-time after-tax gain on the sale of the credit card portfolio of $4.2 million, or $.26 per diluted share). Fourth quarter 2005 earnings totaled $7.5 million, or $.40 per diluted share compared to $7.3 million, or $.40 per diluted share for the same period in 2004.

* Strong growth in operating revenues as reflected by 27.8% growth in net interest income and 12.6% increase in noninterest income.

* Continued strong credit quality as reflected by a nonperforming asset ratio of .27% and a net charge-off ratio of .13%.

*  Completed First National Bank of Alachua acquisition in May 2005.

*  Well capitalized with a risk based capital ratio of 12.61%.




EARNINGS HIGHLIGHTS
----------------------------------------------------------------------------------------------------------
                                                         Three Months Ended           Twelve Months Ended
                                                  --------------------------------    --------------------
                                                  Dec. 31,    Sept. 30,   Dec. 31,     Dec. 31,   Dec. 31,
(Dollars in thousands, except per share data)(2)    2005        2005        2004         2005       2004
----------------------------------------------------------------------------------------------------------
EARNINGS
Net Income                                        $ 7,459       8,577       7,262      30,281      29,371
Diluted Earnings Per Common Share                 $  0.40        0.46        0.40        1.66        1.74
----------------------------------------------------------------------------------------------------------
PERFORMANCE
Return on Average Equity                             9.67%      11.31       11.61       10.56       13.31
Return on Average Assets                             1.14        1.32        1.24        1.22        1.46
Net Interest Margin                                  5.16        5.17        4.75        5.09        4.88
Noninterest Income as % of Operating Revenue        30.68       31.15       32.91       30.91       37.00
Efficiency Ratio                                    65.22       63.60       63.85       64.79       61.56
----------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 Capital Ratio                                12.61%      12.35       11.44       12.61       11.44
Total Capital Ratio                                 13.56       13.29       12.33       13.56       12.33
Leverage Ratio                                      10.27       10.20        8.79       10.27        8.79
Equity to Assets                                    11.66       11.67       10.86       11.66       10.86
--------------------------------------------------------------------------------------------------------

(1) Analysis of annual earnings performance excludes from 2004 revenues, a one-time, non-recurring pre-tax gain of $6.9 million ($4.2 million after-tax, or $.26 per diluted share) recognized from the sale of the bank's credit card portfolio during the third quarter of 2004.

(2) All share and per share data have been restated to reflect the 5-for-4 stock split effective
    July 1, 2005.


                                  Page 1 of 10



----------------------------------------------------------------------------------------------------------
                                                         Three Months Ended           Twelve Months Ended
                                                  --------------------------------    --------------------
                                                  Dec. 31,    Sept. 30,   Dec. 31,     Dec. 31,   Dec. 31,
(Dollars in thousands, except per share data)(1)    2005        2005        2004         2005       2004
----------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of Non-Performing Loans             333.11%     342.79      345.18      331.11      345.18
Allowance as a % of Loans                            0.84        0.85        0.88        0.84        0.88
Net Charge-Offs as % of Average Loans                0.26        0.08        0.22        0.13        0.22
Nonperforming Assets as % of Loans and ORE           0.27        0.36        0.29        0.27        0.29
----------------------------------------------------------------------------------------------------------STOCK PERFORMANCE
High                                              $ 39.33       38.72       36.78       39.33       36.78
Low                                                 33.21       31.78       30.17       28.02       26.66
Close                                             $ 34.29       37.71       33.44       34.29       33.44
Average Daily Trading Volume                       15,266      18,024      14,295      19,493      13,451
----------------------------------------------------------------------------------------------------------

(1) All share and per share data have been restated to reflect the 5-for-4 stock split effective
    July 1, 2005.



Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings for the year ended 2005 totaling $30.3 million, or $1.66 per diluted share. This compares to $29.4 million or $1.74 per diluted share in 2004, which included a one-time after-tax gain of $4.2 million, or $.26 per diluted share from the sale of the bank's credit card portfolio. Core earnings (reported earnings excluding the after-tax gain) increased 20.4% and 11.9% on a dollar and per diluted share basis, respectively. For the fourth quarter of 2005, earnings totaled $7.5 million, or $.40 per diluted share. This compares to $7.3 million or $.40 per diluted share for the fourth quarter of 2004. For the year 2005, the Return on Average Assets was 1.22% and the Return on Average Equity was 10.56%, compared to 1.46% and 13.31%, respectively, for 2004.

The growth in core earnings for the year was attributable to an increase in operating revenue (defined as net interest income plus noninterest income less the pre-tax gain) of $29.4 million, or 22.7%, partially offset by a higher loan loss provision of $0.4 million, or 17.1%, an increase in noninterest expense of $20.6 million, or 23.1%, and a higher income tax provision of $3.3 million, or 25.1%. The increase in operating revenues reflects a 27.8% increase in net interest income and a 12.6% increase in noninterest income.

The growth in net interest income for the year is reflective of earning asset growth and an improved net interest margin. Higher deposit service charge fees, mortgage banking fees, asset management fees, and merchant fees drove the increase in noninterest income. The increase in noninterest expense is primarily attributable to higher operating costs associated with the integration of two recent acquisitions, which added 12 new offices to the Capital City franchise, and marketing costs supporting the Company's new "Absolutely Free Checking" product.

Fourth quarter 2005 earnings of $7.5 million, or $.40 per diluted share were flat compared to the same period in 2004. Favorable variances in the margin and noninterest income were offset by an increase in the provision for loan losses and higher expense levels. The higher loan loss provision for the quarter reflects an increase in net charge-offs, while higher expense levels are attributable to integration of recent acquisitions (including the addition of new associates, offices and a higher level of intangible amortization), professional fees, and marketing support for "Absolutely Free Checking." The increase in professional fees is due to higher than expected fees for 2005 Sarbanes-Oxley Section 404 testing and various consulting projects.

William G. Smith, Jr., Chairman, President and CEO, stated "Capital City had a solid year in 2005. We enjoyed an expanding margin, growth in noninterest income and credit losses of only 13 basis points, reflecting our strong credit culture. As we begin 2006, business conditions are favorable and Capital City has a well-defined strategy. We continue to make great strides to achieve our Project 2010 goal of $50 million in annual earnings."

Taxable equivalent net interest income in 2005 grew $23.9 million, or 27.4% over 2004 due to higher interest income driven by acquisitions, organic growth and higher asset yields, partially offset by higher deposit costs.
The full year net interest margin of 5.09% increased 21 basis points from the comparable period in 2004 reflective of a 72 basis point improvement in earning asset yield offset by a 51 basis point increase in the cost of funds. The improvement in yield is primarily attributable to the higher level of interest rates during the year, which affected both new loan production and assets subject to repricing. The higher interest expense is reflective of the increased competition for deposits and the continued pressure in most markets to increase rates resulting from the Federal Reserve rate hikes. Deposit rate pressure may have an adverse effect on the margin in 2006.

Provision for loan losses for the year totaled $2.5 million compared to $2.1 million in 2004. The 2004 provision was positively impacted by a re-assessment of the reserve to reflect the overall reduction in risk attributable to Capital City's sale of its credit card portfolio during the third quarter of 2004. Net charge-offs totaled $2.5 million, or .13% of average loans for the year compared to $3.4 million (includes credit card charge-offs), or .22% for 2004. At year-end the allowance for loan losses was .84% of outstanding loans and provided coverage of 331% of nonperforming loans.

Noninterest income (excluding the gain on sale of credit card portfolio) increased $5.5 million, or 12.6%, over 2004 primarily due to higher deposit service charge fees, asset management fees, mortgage banking fees, and merchant fees. The increase in deposit service charge fees is due to the growth in deposit accounts attributable to recent acquisitions, and "Absolutely Free Checking". Improvement in asset management fees is the result of new business, which produced growth in assets of $118.0 million. Higher mortgage banking revenues is reflective of a 19.2% increase in production over 2004 and the improvement in merchant fees directly correlates with the growth in merchant card transaction volume.

Noninterest expense grew by $20.6 million, or 23.1%, over 2004. Higher expense for compensation, occupancy, professional fees, advertising, and intangible amortization were the primary reasons for the increase. The increase in compensation was driven by higher expense for associate salaries, pension, and insurance benefits, primarily reflective of the integration of associates from acquisitions in late 2004 and mid-2005. The increase in occupancy was driven by higher expense for depreciation, maintenance and repair, and property taxes, primarily attributable to the increase in the number of banking offices, and higher expense for core processing and other software maintenance agreements. The higher level of professional fees is reflective of Sarbanes-Oxley Section 404 testing work and various consulting projects initiated during the year. The increase in advertising expense is reflective of the marketing support costs for the "Absolutely Free Checking" campaign. The increase in intangible amortization reflects core deposit amortization from recent acquisitions.

Average earning assets for the fourth quarter increased $212.9 million, or 10.3%, over the comparable quarter in 2004. The increase in earning assets is primarily attributable to an increase in average loans of $283.0 million reflecting acquisitions and strong organic loan growth.

Nonperforming assets of $5.6 million increased from the fourth quarter of 2004 by $.3 million. The increase in the level of nonperforming assets is due to a slight increase in the level of non-accrual loans. Nonperforming assets represented .27% of total loans and other real estate at the end of the fourth quarter compared to .29% for the same period in 2004.

Average total deposits increased $170.4 million, or 9.2%, from the fourth quarter of 2004, driven by a $149.9 million increase in NOW deposits and a $40.3 million increase in MMA deposits. The increase in the NOW balance is primarily reflective of recent acquisitions and accounts acquired as part of the "Absolutely Free Checking" campaign. The increase in the MMA balance is primarily due to a fourth quarter 2005 money market account promotion.

The Company ended the fourth quarter with approximately $5.7 million in average net overnight funds purchased as compared to $60.6 million in net overnight funds sold in the fourth quarter of 2004 and $21.9 million in net overnight funds purchased for the prior quarter. The decline from the fourth quarter of 2004 is primarily reflective of the Company's loan growth, while the improvement from the prior quarter is primarily due to a money market promotion and seasonal variation in public funds deposits.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest financial services companies headquartered in Florida and has more than $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices, four mortgage lending offices, and 79 ATMs in Florida, Georgia and Alabama. In 2005, Mergent, Inc., a leading provider of information on publicly traded companies, named the Company as a Dividend Achiever, a list of public companies that have increased their regular cash dividends for at least 10 consecutive years. Of all publicly traded U.S. companies that pay dividends, less than three percent made this list. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.


FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a number of uncertainties and risks.
These uncertainties and risks could cause future results to differ materially from those anticipated by such statements. The following factors, among others, could cause actual results to differ from those set forth in these forward-looking statements: our ability to integrate business and operations of companies and banks that we have acquired, and those we may acquire in the future; legislative or regulatory changes; changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effects on pricing; changes in monetary and fiscal policies of the U.S. government; and changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found in Capital City Bank Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the Company's other filings with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited
-------------------------------------------------------------------------------------------------------------------------------
                                                                         2005                       2004    Twelve Months Ended
                                                      -----------------------------------------   --------      December 31,
                                                      Fourth      Third      Second      First     Fourth   -------------------
(Dollars in thousands, except per share data)(1)      Quarter    Quarter     Quarter    Quarter    Quarter     2005      2004
-------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                           $36,990      35,331     32,105      28,842     28,097   133,268    95,607
Interest on Investment Securities                      1,437       1,437      1,447       1,473      1,485     5,794     5,085
Interest on Funds Sold                                   353         121        358         159        348       991       833
------------------------------------------------------------------------------------------------------------------------------
     Total Interest Income                            38,780      36,889     33,910      30,474     29,930   140,053   101,525
------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Deposits                                   6,727       5,480      4,618       4,309      4,102    21,134    11,315
Interest on Short-term Borrowings                        979         691        734         450        402     2,854     1,270
Interest on Subordinated Note Payable                    942         931        667         441        294     2,981       294
Interest on Other Long-term Borrowings                   822         783        769         720        836     3,094     2,562
------------------------------------------------------------------------------------------------------------------------------
     Total Interest Expense                            9,470       7,885      6,788       5,920      5,634    30,063    15,441
------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                   29,310      29,004     27,122      24,554     24,296   109,990    86,084
Provision for Loan Losses                              1,333         376        388         410        300     2,507     2,141
------------------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses   27,977      28,628     26,734      24,144     23,996   107,483    83,943
==============================================================================================================================
NONINTEREST INCOME
Service Charge Revenue                                 5,722       5,635      5,035       4,348      4,716    20,740    17,574
Data Processing Revenue                                  693         660        650         607        640     2,610     2,628
Fees for Trust Services                                1,244       1,050      1,013       1,112      1,281     4,419     4,007
Retail Brokerage Fees                                    404         305        313         299        324     1.321     1,401
Invest Sec Gain (Losses)                                   -           9          -           -          7         9        14
Mortgage Banking Revenue                                 956       1,317      1,036         763        722     4,072     3,208
Merchant Fees                                          1,522       1,556      1,532       1,564      1,379     6,174     5,135
Interchange Fees                                         631         582        535         491        458     2,239     2,228
Gain on Sale of Credit Cards                               -           -          -           -        324         -     7,181
ATM/Debit Card Fees                                      582         550        536         538        549     2,206     2,007
Other Fees                                             1,220       1,459      1,391       1,338      1,520     5,408     5,170
------------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                         12,974      13,123     12,041      11,060     11,920    49,198    50,553
==============================================================================================================================
NONINTEREST EXPENSE
Compensation                                          13,894      14,046     13,187      12,560     11,830    53,687    44,345
Premises                                               2,202       2,119      2,035       1,937      1,880     8,293     7,074
FF&E                                                   2,381       2,285      2,192       2,112      2,179     8,970     8,393
Intangible Amortization                                1,518       1,430      1,296       1,196      1,151     5,440     3,824
Other Expense                                          9,347       8,729      7,886       7,462      7,877    33,424    25,590
------------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                        29,342      28,609     26,596      25,267     24,917   109,814    89,226
==============================================================================================================================

OPERATING PROFIT                                      11,609      13,142     12,179       9,937     10,999    46,867    45,270
Provision for Income Taxes                             4,150       4,565      4,311       3,560      3,737    16,586    15,899
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                           $ 7,459       8,577      7,868       6,377      7,262    30,281    29,371
==============================================================================================================================
PER SHARE DATA
Basic Earnings                                       $  0.40        0.46       0.44        0.36       0.40      1.66      1.74
Diluted Earnings                                        0.40        0.46       0.44        0.36       0.40      1.66      1.74
Cash Dividends                                         0.163       0.152      0.152       0.152      0.152     0.619     0.584
AVERAGE SHARES
Basic                                                 18,624      18,623     18,094      17,700     17,444    18,264    16,806
Diluted                                               18,654      18,649     18,102      17,708     17,451    18,281    16,811
==============================================================================================================================

(1) All share and per share data have been restated to reflect the 5-for-4 stock split effective July 1, 2005.


                                  Page 5 of 10



CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited
---------------------------------------------------------------------------------------------------------------
                                                                          2005                         2004
                                                     --------------------------------------------   -----------
                                                      Fourth       Third      Second       First      Fourth
(Dollars in thousands, except per share data)(1)      Quarter     Quarter     Quarter     Quarter     Quarter
---------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due From Banks                             $  105,195     109,847     117,921      92,868      87,039
Funds Sold                                              61,164      16,382      59,062      57,115      74,506
--------------------------------------------------------------------------------------------------------------
     Total Cash and Cash Equivalents                   166,359     126,229     176,983     149,983     161,545
Investment Securities, Available-for-Sale              171,019     192,435     195,860     190,945     210,240
Loans, Net of Unearned
  Commercial & Industrial                              218,434     216,695     214,983     196,632     206,474
  Real Estate Construction                             160,914     152,042     148,462     151,143     140,190
  Real Estate Mortgage                                 718,741     712,682     713,619     639,637     655,426
  Real Estate Residential                              531,653     526,167     519,441     437,520     425,765
  Real Estate Home Equity                              165,336     162,309     160,767     151,464     150,061
  Consumer                                             242,481     243,081     242,922     223,145     222,207
  Credit Card                                                -           1          49          48          41
  Other Loans                                           26,346      34,225      43,217      42,046      24,549
  Overdrafts                                             3,589       5,690       3,314       2,168       4,112
--------------------------------------------------------------------------------------------------------------
     Total Loans, Net of Unearned                    2,067,494   2,052,892   2,046,774   1,843,803   1,828,825
  Allowance for Loan Losses                            (17,410)    (17,424)    (17,451)    (16,040)    (16,037)
--------------------------------------------------------------------------------------------------------------
     Loans, Net                                      2,050,084   2,035,468   2,029,323   1,827,763   1,812,788
Premises and Equipment                                  73,818      71,044      69,294      60,443      58,963
Intangible Assets                                      110,451     111,851     113,081      79,139      80,305
Other Assets                                            50,379      46,475      45,344      40,819      40,172
--------------------------------------------------------------------------------------------------------------
     Total Other Assets                                234,648     229,370     227,719     180,401     179,440
--------------------------------------------------------------------------------------------------------------
Total Assets                                        $2,622,110   2,583,502   2,629,885   2,349,092   2,364,013
==============================================================================================================
LIABILITIES
Deposits:
  Noninterest Bearing Deposits                      $  559,492     571,880     598,602     555,758     566,991
  NOW Accounts                                         520,878     481,767     475,687     400,816     338,932
  Money Market Accounts                                331,094     267,074     287,601     250,433     270,095
  Regular Savings Accounts                             144,296     155,471     162,665     148,578     147,348
  Certificates of Deposit                              523,586     549,296     576,074     533,773     571,520
--------------------------------------------------------------------------------------------------------------
     Total Deposits                                  2,079,346   2,025,488   2,100,629   1,889,358   1,894,886
Short-Term Borrowings                                   82,973      92,746      71,148      78,593      96,014
Subordinated Note Payable                               62,887      62,887      62,887      30,928      30,928
Other Long-Term Borrowings                              69,630      71,526      73,144      67,879      68,453
Other Liabilities                                       21,498      29,278      26,655      22,236      16,932
--------------------------------------------------------------------------------------------------------------
Total Liabilities                                    2,316,334   2,281,925   2,334,463   2,088,994   2,107,213
--------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
Common Stock                                               186         186         186         178         178
Additional Paid-in-Capital                              83,304      83,185      82,582      52,736      52,327
Retained Earnings                                      223,532     219,099     213,352     208,334     204,648
Accumulated Other Comprehensive Income                  (1,246)       (893)       (698)     (1,150)       (353)
--------------------------------------------------------------------------------------------------------------
Total Shareowners' Equity                              305,776     301,577     295,422     260,098     256,800
--------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareowners' Equity           $2,622,110   2,583,502   2,629,885   2,349,092   2,364,013
==============================================================================================================
OTHER BALANCE SHEET DATA
Earning Assets                                      $2,299,677   2,261,709   2,301,696   2,091,863   2,113,571
Intangible Assets
  Goodwill                                              84,828      84,710      84,511      54,371      54,341
  Deposit Base                                          23,864      25,275      26,598      22,689      23,778
  Other                                                  1,759       1,866       1,972       2,079       2,186
Interest Bearing Liabilities                         1,735,344   1,680,767   1,709,206   1,511,000   1,523,290
--------------------------------------------------------------------------------------------------------------
Book Value Per Diluted Share                        $    16.39       16.17       15.87       14.69       14.51
Tangible Book Value Per Diluted Share                    10.47       10.17        9.79       10.22        9.97
--------------------------------------------------------------------------------------------------------------
Actual Basic Shares Outstanding                         18,632      18,624      18,614      17,703      17,694
Actual Diluted Shares Outstanding                       18,662      18,649      18,617      17,705      17,701
==============================================================================================================


(1) All share and per share data have been restated to reflect the 5-for-4 stock split effective July 1, 2005.




CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
  AND NONPERFORMING ASSETS
Unaudited
------------------------------------------------------------------------------------------------------------
                                                                        2005                         2004
                                                   --------------------------------------------   ----------
                                                    Fourth       Third      Second       First      Fourth
(Dollars in thousands)                              Quarter     Quarter     Quarter     Quarter     Quarter
------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period                      $17,424      17,451      16,040      16,037      12,328
Acquired Reserves                                         -           -       1,385           -       4,400
Provision for Loan Losses                             1,333         376         388         410         300
Net Charge-offs                                       1,347         403         362         407         991
-----------------------------------------------------------------------------------------------------------
Balance at End of Period                            $17,410      17,424      17,451      16,040      16,037
===========================================================================================================
As a % of Loans                                        0.84%       0.85        0.85        0.87        0.88
As a % of Nonperforming Loans                        333.11      342.79      289.12      302.13      345.18
As a % of Nonperforming Assets                       313.69      236.07      280.65      284.25      304.25
===========================================================================================================
CHARGE-OFFS
Commercial, Financial and Agricultural              $   745         151         302          88         234
Real Estate - Construction                                -           -           -           -           -
Real Estate - Mortgage                                  245           4           2           4           9
Real Estate - Residential                               145         115          37          25          78
Consumer                                                575         551         536         718       1,015
-----------------------------------------------------------------------------------------------------------
Total Charge-offs                                   $ 1,710         821         877         835       1,336
===========================================================================================================
RECOVERIES
Commercial, Financial and Agricultural              $    30          43          98           9          34
Real Estate - Construction                                -           -           -           -           -
Real Estate - Mortgage                                    1           1           -           -           -
Real Estate - Residential                                 1          20          14           2          12
Consumer                                                331         354         403         417         299
-----------------------------------------------------------------------------------------------------------
Total Recoveries                                    $   363         418         515         428         345
===========================================================================================================
NET CHARGE-OFFS                                     $ 1,347         403         362         407         991
===========================================================================================================
Net charge-offs as a % of Average Loans(1)             0.26%       0.08        0.08        0.09        0.22
===========================================================================================================
RISK ELEMENT ASSETS
Nonaccruing Loans                                   $ 5,258       5,083       6,036       5,309       4,646
Restructured                                              -           -           -           -           -
-----------------------------------------------------------------------------------------------------------
  Total Nonperforming Loans                           5,258       5,083       6,036       5,309       4,646
Other Real Estate                                       292       2,298         182         334         625
-----------------------------------------------------------------------------------------------------------
  Total Nonperforming Assets                        $ 5,550       7,381       6,218       5,643       5,271
===========================================================================================================
Past Due Loans 90 Days or More                      $   309         473         562         298         605
===========================================================================================================
Nonperforming Loans as a % of Loans                    0.25%       0.25        0.29        0.29        0.25
Nonperforming Assets as a % of
  Loans and Other Real Estate                          0.27        0.36        0.30        0.31        0.29
Nonperforming Assets as a % of Capital(2)              1.72        2.31        1.99        2.04        1.93
===========================================================================================================


(1) Annualized
(2) Capital includes allowance for loan losses.



CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
---------------------------------------------------------------------------------------------------------------------------------
                                                  Fourth Quarter 2005          Third Quarter of 2005       Second Quarter 2005
                                                -------------------------   --------------------------   -------------------------
                                                Average           Average    Average           Average    Average          Average
(Dollars in thousands)                          Balance  Interest  Rate      Balance  Interest  Rate      Balance  Interest  Rate
-------------------------------------------------------------------------    -------------------------    ------------------------
ASSETS:
Loans, Net of Unearned Interest               $2,062,775  $37,112  7.14%     2,046,968   35,433  6.87     1,932,637   32,200  6.68

Investment Securities
  Taxable Investment Securities                  128,478    1,025  3.18        137,970    1,022  2.95       149,958    1,113  2.96
  Tax-Exempt Investment Securities                55,481      632  4.55         56,079      638  4.55        41,316      513  4.97
----------------------------------------------------------------------------------------------------------------------------------

Total Investment Securities                      183,959    1,657  3.60        194,049    1,660  3.42       191,274    1,626  3.40

Funds Sold                                        32,276      353  4.28          9,885      121  4.79        46,572      358  3.04
----------------------------------------------------------------------------------------------------------------------------------

Total Earning Assets                           2,279,010  $39,122  6.81%     2,250,902   37,214  6.56     2,170,483   34,184  6.32
                                                          ==============                 ============                 ============
Cash and Due From Banks                          114,650                       106,638                      104,336
Allowance For Loan Losses                        (17,568)                      (17,570)                     (16,998)
Other Assets                                     231,505                       229,554                      200,967
--------------------------------------------------------                     ---------                    ---------
Total Assets                                   2,607,597                     2,569,524                    2,458,788
========================================================                     =========                    =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  483,780    1,088  0.89%       463,936      773  0.66       413,799      560  0.54
  Money Market Accounts                          307,971    1,820  2.34        272,724    1,062  1.54       270,195      830  1.23
  Savings Accounts                               149,431       67  0.18        159,080       75  0.19       155,286       75  0.19
  Time Deposits                                  539,695    3,752  2.76        563,595    3,570  2.51       547,919    3,153  2.31
----------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Deposits                1,480,877    6,727  1.80      1,459,335    5,480  1.49     1,387,199    4,618  1.34

Short-Term Borrowings                            113,600      979  3.42         89,483      691  3.07       108,508      734  2.71
Subordinated Note Payable                         62,887      942  5.94         62,887      931  5.87        45,681      667  5.86
Other Long-Term Borrowings                        71,224      822  4.58         72,408      783  4.29        68,975      769  4.47
----------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,728,588  $ 9,470  2.17%     1,684,113    7,885  1.86     1,610,363    6,788  1.69
                                                          ==============                 ============                 ============

Noninterest Bearing Deposits                     543,140                       554,092                      544,945
Other Liabilities                                 29,661                        30,388                       25,373
--------------------------------------------------------                     ---------                    ---------
Total Liabilities                              2,301,389                     2,268,593                    2,180,681

SHAREOWNERS' EQUITY:                          $  306,208                       300,931                      278,107
--------------------------------------------------------                     ---------                    ---------
Total Liabilities and Shareowners' Equity     $2,607,597                     2,569,524                    2,458,788
========================================================                     =========                    =========
Interest Rate Spread                                      $29,652  4.64%                29,329  4.70                  27,396  4.63
========================================================================                ============                  ============
Interest Income and Rate Earned(2)                        $39,122  6.81                 37,214  6.56                  34,184  6.32
Interest Expense and Rate Paid                              9,470  1.65                  7,885  1.39                   6,788  1.25
------------------------------------------------------------------------                ------------                  ------------
Net Interest Margin                                       $29,652  5.16%                29,329  5.17                  27,396  5.07
========================================================================                ============                  ============


(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.

                                                                   8


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
----------------------------------------------------------------------------------------------------
                                                 First Quarter of 2005        Fourth Quarter 2004
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
------------------------------------------------------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,827,327  $28,920  6.42%   1,779,736   28,180  6.30

Investment Securities
  Taxable Investment Securities                  153,543    1,090  2.85      152,049    1,029  2.71
  Tax-Exempt Investment Securities                43,928      586  5.33       51,688      696  5.38
---------------------------------------------------------------------------------------------------

Total Investment Securities                      197,471    1,676  3.40      203,737    1,725  3.39

Funds Sold                                        22,251      159  2.85       82,638      348  1.65
---------------------------------------------------------------------------------------------------

Total Earning Assets                           2,047,049  $30,755  6.09%   2,066,111   30,253  5.83
                                                          ==============               ============
Cash and Due From Banks                           97,322                     101,959
Allowance For Loan Losses                        (16,167)                    (15,813)
Other Assets                                     178,603                     170,613
--------------------------------------------------------                   ---------
Total Assets                                  $2,306,807                   2,322,870
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  359,151  $   447  0.50%     333,839      335  0.40
  Money Market Accounts                          251,849      625  1.01      267,710      467  0.69
  Savings Accounts                               147,676       75  0.21      144,967       72  0.20
  Time Deposits                                  552,069    3,162  2.32      553,435    3,228  2.32
---------------------------------------------------------------------------------------------------
                                               1,310,745    4,309  1.33    1,299,951    4,102  1.25

Short-Term Borrowings                             79,582      450  2.29       92,193      402  1.74
Subordinated Note Payable                         30,928      441  5.79       20,507      294  5.71
Other Long-Term Borrowings                        68,200      720  4.28       77,041      836  4.32
---------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,489,455  $ 5,920  1.61%   1,489,692    5,634  1.50
                                                          ==============               ============

Noninterest Bearing Deposits                     536,633                     553,637
Other Liabilities                                 19,773                      30,768
--------------------------------------------------------                   ---------
Total Liabilities                              2,045,861                   2,074,097

SHAREOWNERS' EQUITY:                          $  260,946                     248,773
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $2,306,807                   2,322,870
========================================================                   =========
Interest Rate Spread                                      $24,835  4.48%               24,619  4.33
========================================================================               ============
Interest Income and Rate Earned(2)                        $30,755  6.09                30,253  5.83
Interest Expense and Rate Paid                              5,920  1.17                 5,634  1.08
------------------------------------------------------------------------               ------------
Net Interest Margin                                       $24,835  4.92%               24,619  4.75
========================================================================               ============


(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
----------------------------------------------------------------------------------------------------
                                                  Twelve Months Ended         Twelve Months Ended
                                                     Dec. 31, 2005               Dec. 31, 2004
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
------------------------------------------------------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,968,289  $133,665  6.79%  1,538,744   95,796  6.23

Investment Securities
  Taxable Investment Securities                  142,406     4,250  2.98     131,842    3,138  2.38
  Tax-Exempt Investment Securities                49,252     2,369  4.81      51,979    2,965  5.70
----------------------------------------------------------------------------------------------------

Total Investment Securities                      191,658     6,619  3.45     183,821    6,103  3.32

Funds Sold                                        27,725       991  3.53      67,278      833  1.22
----------------------------------------------------------------------------------------------------

Total Earning Assets                           2,187,672  $141,275  6.46%  1,789,843  102,732  5.74
                                                          ==============              ==============
Cash and Due From Banks                          105,787                      93,070
Allowance For Loan Losses                        (17,081)                    (13,846)
Other Assets                                     210,355                     137,678
--------------------------------------------------------                   ---------
Total Assets                                  $2,486,733                   2,006,745
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  430,601  $  2,868  0.67%    292,492      733  0.25%
  Money Market Accounts                          275,830     4,337  1.57     227,808    1,190  0.52
  Savings Accounts                               152,890       292  0.19     130,282      164  0.13
  Time Deposits                                  550,821    13,637  2.48     459,464    9,228  2.01
----------------------------------------------------------------------------------------------------
                                               1,410,142    21,134  1.50   1,110,046   11,315  1.02

Short-Term Borrowings                             97,863     2,854  2.92     100,582    1,270  1.26
Subordinated Note Payable                         50,717     2,981  5.88       5 155      294  5.71
Other Long-Term Borrowings                        70,216     3,094  4.41      59,462    2,562  4.31
----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,628,938  $ 30,063  1.85%  1,275,245   15,441  1.21
                                                          ==============              ==============

Noninterest Bearing Deposits                     544,746                     489,155
Other Liabilities                                 26,337                      21,614
--------------------------------------------------------                   ---------
Total Liabilities                              2,200,021                   1,786,014

SHAREOWNERS' EQUITY:                          $  286,712                     220,731
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $2,486,733                   2,006,745
========================================================                   =========
Interest Rate Spread                                      $111,212  4.61%              87,291  4.53
========================================================================              ==============
Interest Income and Rate Earned(2)                        $141,275  6.46              102,732  5.74
Interest Expense and Rate Paid                              30,063  1.37               15,441  0.86
------------------------------------------------------------------------              --------------
Net Interest Margin                                       $111,212  5.09%              87,291  4.88
------------------------------------------------------------------------              --------------


(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.

                                                  10
??

??

??

??